Exhibit 10.25

Amendment to the

Convertible Bridge Loan Agreement

dated November 12, 2012

between

1.	Pieris AG, Lise-Meitner-Str. 30, 85354 Freising, Germany (the “Company”), represented by its management board, consisting of Stephen S. Yoder, and its supervisory board, being represented by its chairman, Dr. Hans A. Küpper,

2.	Orbimed Private Investments Ill, LP,

3.	Orbimed Associates Ill, LLC,

4.	Novo Nordisk A/S,

5.	Transconnect Corporate Finance Beratungs GmbH,

6.	BioM AG,

7.	BioM Venture Capital GmbH & Co. KG,

8.	The Global Life Science Ventures Fonds II GmbH & Co. KG,

9.	The Global Life Science Ventures Fund II LP,

10.	Gilde Europe Food & Agribusiness Fund B.V,

11.	Baytech Venture Capital GmbH & Co. KG,

12.	Coöperatieve AAC LS U.A.,

13.	KfW,

14.	Technologie Beteiligungsfonds II Bayern GmbH & Co. KG (BayernKapital),

15.	Prof. Skerra Bet. GmbH,

16.	Dr. Steffen Schlehuber,

17.	Claus Schalper,

18.	Dr. Karsten Schürrle,

19.	MAPO Bet. GmbH,

20.	Prof. Dr. Arne Skerra and

21.	Dr. Martin Pöhlchen

The persons or entities set out in (2) – (21) shall be jointly referred to as the “Shareholders” and the Shareholders together with the Company shall be jointly referred to as the “Parties”.

Preamble

1.	On November 12, 2012 the Parties entered into a convertible bridge loan agreement (the “Convertible Bridge Loan Agreement”) pursuant to which certain Shareholders, which are listed as Investors in the table in Sec. 1 (Convertible Bridge Loan) para. 2 of the Convertible Bridge Loan Agreement with a loan amount in EUR other than 0 (zero) (the “Holders”), made available to the Company a bridge loan in the amount of EUR 2,000,000, which loan is convertible into shares of the Company (the “Convertible Bridge Loan”).

2.	The Parties have decided (i) that the Company shall repay a EUR amount equal to USD 400,000 of the Convertible Bridge Loan to the Holders (the “Repayment Amount”) and (ii) to postpone the maturity date of the remaining loan amount of the Convertible Bridge Loan, which date was December 31, 2013 to December 31, 2015 (the “New Maturity Date”).

3.	It is intended by the Parties that all of the Company’s shares, irrespective of their liquidation preference, will be contributed (eingebracht) by the Shareholders into a U.S. shell company (the “Shell Company”), which is to be listed on a stock exchange (e.g. first on OTC Bulletin and, subsequently, on NASDAQ), or into a subsidiary of such Shell Company, against issuance of shares of common stock in the Shell Company to the Shareholders (the “Reverse Merger”). The Company has identified Zosano, Inc., a Delaware corporation, as the Shell Company. The Holders desire to instruct the Company to pay the Repayment Amount to the Shell Company and/or its shareholders in order to ensure that all necessary corporate actions are taken by the Shell Company and/or its shareholders in connection with the intended Reverse Merger. In addition, the Parties intend to make other arrangements relating to the Convertible Bridge Loan Agreement in connection with the Reverse Merger.

NOW, THEREFORE the Parties hereby enter into the following Amendment to the Convertible Bridge Loan Agreement (this “Amendment Agreement”) and agree as follows:

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Sec. 1

Repayment Amount

1.	In deviation from the provisions of the Convertible Bridge Loan Agreement governing repayment of the Convertible Bridge Loan, the Company shall repay the Repayment Amount to the Holders at the time as necessary to observe the instructions of the Holders set out in Sec. 2 (Instructions of the Holders; Compensation Payments) para. 1 and in accordance with the following table:

Investor	Repayment Amount in USD
Orbimed Private Investments III, LP	98,423.00
Orbimed Associates III, LLC	937.00
Novo Nordisk A/S	39,921.00
Transconnect Corporate Finance Beratungs GmbH	10,057.00
BioM AG	32,950.00
The Global Life Science Ventures Fonds II GmbH & Co. KG	50,435.00
The Global Life Science Ventures Fund II LP	39,229.00
Gilde Europe Food & Agribusiness Fund B.V.	84,203.00
Coöperatieve AAC LS U.A.	43,845.00

Total	400,000.00

2.	The part of the Repayment Amount in USD displayed in the table above for each Holder (the “Repayment Portion”) shall be paid to the respective Holder in the corresponding EUR amount.

3.	The outstanding principal amount of the Convertible Bridge Loan will be reduced accordingly (i.e. by the Repayment Amount).

4.	If less than the entire Repayment Amount is required to fulfil the instructions of the Holders under Sec. 2 (Instructions of the Holders; Compensation Payments) para. 1, the Repayment Amount shall be reduced accordingly and the Repayment Portions shall be adjusted proportionately. The Repayment Amount may be paid in partial payments if it is required to observe the instructions of the Holders under Sec. 2 (Instructions of the Holders; Compensation Payments) para. 1.

5.	The interest on the Repayment Amount shall be due and payable upon repayment of the principal amount of the Convertible Bridge Loan remaining after payment of the Repayment Amount.

Sec. 2

Instructions of the Holders; Compensation Payments

1.

The Holders hereby irrevocably instruct the Company to pay the Repayment Amount on their behalf to the identified Shell Company and/or its shareholders, in order to ensure all necessary corporate actions and other measures in connection with the intended Reverse Merger are taken

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by the Shell Company and/or its shareholders under the terms of a term sheet agreed between the Company and the Shell Company and in accordance with the agreements related to the Reverse Merger when such agreements are concluded. The Holders and the Company are in agreement that (i) the deposit in the amount of USD 50,000 made by the Company under the Term Sheet of March 2013 agreed between the Company and Zosano, Inc. shall be deemed to have been paid for the purpose set out above; and (ii) once the remaining Repayment Amount is paid to the Shell Company and/or its shareholders, the Repayment Amount shall be deemed to have been paid in whole by the Holders.

2.	Those of the Shareholders who did not participate in the Convertible Bridge Loan or participated with a loan amount which was less than their pro rata share, based on their current shareholding in the Company, of the Convertible Bridge Loan (the “Compensating Shareholders”) shall make compensation payments (the “Compensation Payments”) to those of the Holders whose Repayment Portion exceeds their respective pro rata share, based on their current shareholding in the Company, of the Repayment Amount. The Compensation Payments shall put all Shareholders in a position as if the Repayment Amount (paid to the Shell Company on behalf of the Holders for the purpose set out in para.1 of this Sec. 2) had been divided among all Shareholders pro rata to each Shareholder’s current shareholding in the Company.

3.	The Company will calculate the Compensation Payments once the entire Repayment Amount has been paid or when it has determined that any remaining part of the Repayment Amount is not required and will inform the Compensating Shareholders and Holders accordingly. Compensation Payments shall then be made by Compensating Shareholders within one (1) week to the Company and the Company will forward the Compensation Payments on behalf of the Compensating Shareholders to the respective Holders.

Sec. 3

Postponement of Maturity Date

Sec. 3 (Term) of the Convertible Bridge Loan Agreement is amended to read as follows:

“The Convertible Bridge Loan is granted until December 31, 2015.”

Sec. 4

Lapse of Conversion Rights; Repayment Right

In the event that the contribution (Einbringung) of the Company’s shares into the Shell Company or into a subsidiary of such Shell Company, as the case may be, against issuance of shares in the Shell Company to the Shareholders in the course of the intended Reverse Merger becomes effective,

(i)	the conversion rights of the Investors (as defined in the Convertible Bridge Loan Agreement) under Sec. 9 et seqq. of the Convertible Bridge Loan Agreement shall lapse; and

(ii)	the Company shall, in deviation from the provisions of the Convertible Bridge Loan Agreement governing repayment of the Convertible Bridge Loan, be entitled to repay the remaining outstanding amount of the Convertible Bridge Loan (after the payment of the Repayment Amount) and the interest thereon, as well as the interest on the Repayment Amount, before the New Maturity Date, in accordance with a payment schedule to be notified by the Company to the Holders.

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Sec. 5

Miscellaneous

1.	All provisions of the Convertible Bridge Loan Agreement not expressly amended by this Amendment Agreement shall remain unaffected.

2.	For the avoidance of doubt: All rights and obligations of the Parties under the Convertible Bridge Loan Agreement which are dependent on or refer to “the Maturity Date” shall, upon execution of this Amendment Agreement, depend on or refer to the New Maturity Date.

3.	Amendments and additions to this Amendment Agreement must be made in writing to be effective unless notarization is required. This shall also apply to a waiver of the written form requirement. Signatures transmitted by way of facsimile communication shall satisfy the written form requirement.

4.	Should individual terms of this Amendment Agreement be or become invalid or unenforceable or if this Agreement contains gaps, this shall not affect the validity of the remaining terms of this Amendment Agreement or the Convertible Bridge Loan Agreement. In place of the invalid, unenforceable or missing term, such valid term which the parties would reasonably have agreed, had they been aware at the conclusion of this Amendment Agreement that the relevant term was invalid, unenforceable or missing, shall be deemed to have been agreed. Should a term of this Amendment Agreement be or become invalid because of the scope or time of performance for which it provides, then the agreed scope or time of performance shall be amended to correspond with the extent legally permitted.

5.	With regard to the signing of this Amendment Agreement, signatures transmitted by way of facsimile communication shall suffice and be binding. Reception of an original copy of this Amendment Agreement signed by all Parties is not a condition for the validity of this Amendment Agreement.

6.	This Amendment Agreement is governed by and shall be construed in accordance with the laws of Germany, without regard to its provisions of private international law and excluding the UN Sales Convention.

7.	To the extent legally permissible, place of venue and performance shall be Munich. All disputes arising in connection with this Amendment Agreement shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law and according to the Arbitration Agreement enclosed as Exhibit 1. This shall include disputes regarding the validity, the performance or the termination of this Amendment Agreement in whole or in part including possible amendments of the same. The place of arbitration is Munich. The arbitration tribunal consists of three arbitrators. The language of the arbitration proceeding is English.

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Freising, March 2014

/s/ Stephen Yoder	/s/ Hans Küpper
PIERIS AG Signed for and on behalf of the Management Board	PIERIS AG Signed for and on behalf of the Supervisory Board

/s/ Authorized Signatory	/s/ Authorized Signatory
Orbimed Private Investments III, LP	Orbimed Associates III, LLC

/s/ Authorized Signatory	/s/ Authorized Signatory
Novo Nordisk A/S	Transconnect Corporate Finance Beratungs GmbH

/s/ Authorized Signatory	/s/ Authorized Signatory
BioM AG	BioM Venture Capital GmbH & Co. KG

/s/ Authorized Signatory	/s/ Authorized Signatory
The Global Life Science Ventures Fonds II GmbH & Co. KG	The Global Life Science Ventures Fund II LP

/s/ Authorized Signatory	/s/ Authorized Signatory
Gilde Europe Food & Agribusiness Fund B.V.	Baytech Venture Capital GmbH & Co. KG

/s/ Authorized Signatory	/s/ Authorized Signatory
Coöperatieve AAC LS U.A.	KfW

/s/ Authorized Signatory	/s/ Arne Skerra
Technologie Beteiligungsfonds II Bayern GmbH & Co. KG (BayernKapital)	Prof. Skerra Bet. GmbH

/s/ Steffen Schlehuber	/s/ Claus Schalper
Dr. Steffen Schlehuber	Claus Schalper

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/s/ Karsten Schürrle	/s/ Martin Pöhlchen
Dr. Karsten Schürrle	MAPO Bet. GmbH

/s/ Arne Skerra	/s/ Martin Pöhlchen
Prof. Dr. Arne Skerra	Dr. Martin Pöhlchen

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Exhibit 1

Arbitration Agreement

1.	With regard to all disputes arising out of this Amendment to the Convertible Bridge Loan Agreement dated November 12, 2012 of Pieris AG, Lise-Meitner-Strasse 30, 85354 Freising (this “Amendment Agreement”), the Parties agree on the following arbitration clause:

2.	Place of venue and performance shall, to the extent legally permissible, be Munich. All disputes arising in connection with the Convertible Bridge Loan and the Consolidated Shareholders’ Agreement shall be finally settled in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law. This shall apply in particular to disputes regarding the validity, the execution or the termination of this Amendment Agreement, its individual provisions or possible amendments to it. The place of arbitration is Munich. The arbitral tribunal consists of three arbitrators. The language of the arbitral proceedings is English.

Freising, March 2014

/s/ Stephen Yoder	/s/ Hans Küpper
PIERIS AG Signed for and on behalf of the Management Board	PIERIS AG Signed for and on behalf of the Supervisory Board

/s/ Authorized Signatory	/s/ Authorized Signatory
Orbimed Private Investments III, LP	Orbimed Associates III, LLC

/s/ Authorized Signatory	/s/ Authorized Signatory
Novo Nordisk A/S	Transconnect Corporate Finance Beratungs GmbH

/s/ Authorized Signatory	/s/ Authorized Signatory
BioM AG	BioM Venture Capital GmbH & Co. KG

/s/ Authorized Signatory	/s/ Authorized Signatory
The Global Life Science Ventures Fonds II GmbH & Co. KG	The Global Life Science Ventures Fund II LP

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/s/ Authorized Signatory	/s/ Authorized Signatory
Gilde Europe Food & Agribusiness Fund B.V.	Baytech Venture Capital GmbH & Co. KG

/s/ Authorized Signatory	/s/ Authorized Signatory
Coöperatieve AAC LS U.A.	KfW

/s/ Authorized Signatory	/s/ Arne Skerra
Technologie Beteiligungsfonds II Bayern GmbH & Co. KG (BayernKapital)	Prof. Skerra Bet. GmbH

/s/ Steffen Schlehuber	/s/ Claus Schalper
Dr. Steffen Schlehuber	Claus Schalper

/s/ Karsten Schürrle	/s/ Martin Pöhlchen
Dr. Karsten Schürrle	MAPO Bet. GmbH

/s/ Arne Skerra	/s/ Martin Pöhlchen
Prof. Dr. Arne Skerra	Dr. Martin Pöhlchen

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